UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2017

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1050 Enterprise Way, Suite 700, Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

(408) 462-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On November 14, 2017, Rambus Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), to issue and sell $150 million aggregate principal amount of 1.375% Convertible Senior Notes due 2023 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act. In addition, the Company granted the Initial Purchasers a 13-day option to purchase up to an additional $22.5 million aggregate principal amount of Notes on the same terms and conditions to cover over-allotments. The Initial Purchasers exercised their over-allotment option in full on November 16, 2017, and a total of $172.5 million aggregate principal amount of Notes were issued on November 17, 2017.

The Company intends to use a portion of the net proceeds of the offering of the Notes to pay the cost of the Convertible Note Hedge Transactions (as defined below) (after such cost is partially offset by the proceeds to the Company of the sale of the Warrants (as defined below)) and to use the remaining proceeds of the offering for (i) the Repurchases (as defined below) and (ii) general corporate purposes.

The Purchase Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Convertible Note Hedge Transactions

On November 14, 2017 and November 16, 2017, in connection with the pricing of the Notes and the exercise of the Initial Purchasers’ over-allotment option, respectively, the Company entered into privately negotiated convertible note hedge transactions (the “Convertible Note Hedge Transactions”) with respect to the Company’s common stock, par value $0.001 per share (the “Common Stock”), with each of Barclays Bank PLC, Credit Suisse Capital LLC, Deutsche Bank AG, London Branch and Royal Bank of Canada (collectively, the “Counterparties”). The Company paid an aggregate amount of approximately $33.5 million to the Counterparties for the Convertible Note Hedge Transactions. The Convertible Note Hedge Transactions cover, subject to anti-dilution adjustments substantially similar to those in the Notes, approximately 9.1 million shares of Common Stock, the same number of shares underlying the Notes, at a strike price that corresponds to the initial conversion price of the Notes, and are exercisable upon conversion of the Notes. The Convertible Note Hedge Transactions will expire upon the maturity of the Notes.

The Convertible Note Hedge Transactions are expected generally to reduce the potential dilution to the Common Stock upon conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of the converted Notes, as the case may be, in the event that the market price per share of the Common Stock, as measured under the terms of the Convertible Note Hedge Transactions, is greater than the strike price of the Convertible Note Hedge Transactions.

The Convertible Note Hedge Transactions are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Convertible Note Hedge Transactions.

The foregoing description of the Convertible Note Hedge Transactions is qualified in its entirety by reference to the copy of the form of confirmation for the Convertible Note Hedge Transactions attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Warrant Transactions

In addition, concurrently with entering into the Convertible Note Hedge Transactions, on November 14, 2017 and November 16, 2017, the Company separately entered into privately negotiated warrant transactions, whereby the Company sold to the Counterparties warrants (the “Warrants”) to acquire, collectively, subject to anti-dilution adjustments, approximately 9.1 million shares of the Common Stock at an initial strike price of approximately $23.30 per share, which represents a premium of 60% over the last reported sale price of the Common Stock of $14.56 on November 14, 2017. The Company received aggregate proceeds of approximately $23.2 million from the sale of the Warrants to the Counterparties. The Warrants were sold in private placements to the Counterparties pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

If the market price per share of the Common Stock, as measured under the terms of the Warrants, exceeds the strike price of the Warrants, the Warrants could have a dilutive effect, unless the Company elects, subject to certain conditions, to settle the Warrants in cash.

The Warrants are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Warrants.

The foregoing description of the Warrants is qualified in its entirety by reference to the copy of the form of confirmation for the Warrants attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Indenture

On November 17, 2017, the Company entered into an Indenture relating to the issuance of the Notes (the “Indenture”), by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will bear interest at a rate of 1.375% per year, payable semi-annually on February 1 and August 1 of each year, beginning on August 1, 2018. The Notes will mature on February 1, 2023, unless earlier repurchased by the Company or converted pursuant to their terms.

The initial conversion rate of the Notes is 52.8318 shares of Common Stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $18.93 per share). The conversion rate will be subject to adjustment upon the occurrence of certain specified events but will not be adjusted for accrued and unpaid interest. In addition, upon the occurrence of a make-whole fundamental change (as defined in the Indenture), the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert its Notes in connection with such make-whole fundamental change.

Prior to the close of business on the business day immediately preceding November 1, 2022, the Notes will be convertible only under the following circumstances: (1) during any calendar quarter commencing after March 31, 2018, and only during such calendar quarter, if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is more than 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period in which, for each trading day of that period, the trading price per $1,000 principal amount of Notes for such trading day was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; (3) upon the occurrence of specified distributions to holders of our common stock; or (4) upon the occurrence of specified corporate transactions. On or after November 1, 2022, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the Notes may convert all or a portion of their Notes regardless of the foregoing conditions. Upon conversion, the Company will pay cash up to the aggregate principal amount of the Notes to be converted and pay or deliver, as the case may be, cash, shares of common stock or a combination of cash and shares of common stock, at the Company’s election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the Notes being converted.

The Company may not redeem the Notes prior to the maturity date and no sinking fund is provided for the Notes. Upon the occurrence of a fundamental change (as defined in the Indenture) prior to the maturity date, holders may require the Company to repurchase all or a portion of the Notes for cash at a price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Notes are the Company’s senior unsecured obligations and will rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment with the Company’s existing and future liabilities that are not so subordinated, including its outstanding 1.125% Convertible Senior Notes due 2018 (the “2018 Notes”); effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to any existing and future indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities) and any preferred stock of subsidiaries of the Company.

The following events are considered “events of default” with respect to the Notes, which may result in the acceleration of the maturity of the Notes:

(1) the Company defaults in the payment when due of any principal of any of the Notes at maturity or upon exercise of a repurchase right or otherwise;

(2) the Company defaults in the payment of any interest, including additional interest, if any, on any of the Notes, when the interest becomes due and payable, and continuance of such default for a period of 30 days;

(3) failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right;

(4) failure by the Company to give a fundamental change notice or notice of a specified corporate transaction when due with respect to the Notes;

(5) failure by the Company to comply with any of its other agreements contained in the Notes or the Indenture for a period of 60 days after written notice from the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding has been received;

(6) failure by the Company to pay when due the principal of, or acceleration of, any indebtedness for money borrowed by the Company or any of its Material Subsidiaries (as defined in the Indenture) in excess of $40.0 million principal amount, if such indebtedness is not discharged, or such acceleration is not annulled, for a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by holders of 25% or more in aggregate principal amount of the Notes then outstanding in accordance with the Indenture; and

(7) certain events of bankruptcy, insolvency or reorganization of the Company or any of its Material Subsidiaries (as defined in the Indenture).

If such an event of default, other than an event of default described in clause (7) above with respect to the Company, occurs and is continuing, the Trustee by written notice to the Company, or the holders of at least 25% in aggregate principal amount of the outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes then outstanding to be due and payable. If an event of default described in clause (7) above occurs, 100% of the principal of and accrued and unpaid interest on the Notes then outstanding will automatically become due and payable.

The foregoing description is qualified in its entirety by reference to the text of the Indenture and the Form of 1.375% Convertible Senior Notes due 2023, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Certain Initial Purchasers under the Purchase Agreement and Counterparties under the confirmations entered into in connection with the Convertible Note Hedge Transactions and the Warrants, or their affiliates, have engaged in, and may in the future engage in, other commercial dealings with the Company or its affiliates in the ordinary course of business. They have received, or may in the future receive, customary fees and commissions for those transactions.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 8.01	Other Events.

Note Repurchases

On November 14, 2017, the Company entered into separate privately-negotiated agreements with certain holders of the outstanding 2018 Notes to repurchase approximately $56.8 million in aggregate principal amount of 2018 Notes (the “Repurchases”). The Company anticipates that the closings of the Repurchases will occur on multiple dates between November 17, 2017 and December 1, 2017.

Following the closings of the Repurchases, the Company anticipates approximately $81.2 million aggregate principal amount of the 2018 Notes will remain outstanding.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Press Releases

On November 13, 2017, the Company issued a press release announcing the launching of its offering of convertible senior notes. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On November 14, 2017, the Company issued a press release announcing the pricing of its offering of convertible senior notes. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Indenture, dated November 17, 2017, between Rambus Inc. and U.S. Bank National Association.

4.2	Form of 1.375% Convertible Senior Note due 2023 (included in Exhibit 4.1).

10.1	Purchase Agreement, dated November 14, 2017, by and among Rambus Inc. and Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as representatives of the initial purchasers named therein.

10.2	Form of Convertible Note Hedge Confirmation.

10.3	Form of Warrant Confirmation.

99.1	Press Release, dated November 13, 2017.

99.2	Press Release, dated November 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMBUS INC.

By:	/s/ Bill Krause
Bill Krause, Assistant Secretary and Deputy General
Counsel

Date: November 17, 2017